UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.
Date of Report (Date of earliest event reported): August 16, 2006
MEDCATH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-33009	56-2248952
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)
10720 Sikes Place
Charlotte, North Carolina 28277
(Address of principal executive offices, including zip code)
(704) 708-6600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On August 16, 2006, MedCath Corporation (MedCath or the Company) entered into an agreement with John T. Casey, Chairman of the Board, providing for Mr. Casey’s resignation as an employee of the Company effective August 21, 2006. Mr. Casey retired as the Company’s Chief Executive Officer on February 21, 2006, and agreed to continue to serve as an employed Chairman for a transition period. He will continue to serve as a non-employee director and Chairman of the Board following the effective date of his resignation as an employee, and will receive standard non-employee director fees and stock option grants for Board service and an additional fee of $25,000 per year for serving as Chairman.
     Under the agreement, Mr. Casey agreed to forfeit options to purchase 432,000 shares of common stock due to resale restrictions that would have applied to shares acquired upon exercise of those options under the Company’s stock option plan. His remaining options to purchase 288,000 shares of common stock will expire on the first business day which is 90 calendar days after August 21, 2006. Mr. Casey has informed the Company that he intends to exercise these options prior to such expiration.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCATH CORPORATION

Date: August 17, 2006	By:	/s/James E. Harris

James E. Harris Executive Vice President and Chief Financial Officer